SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2007
CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 626-0830
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 15, 2007 Cedar Fair, L.P. and 3147010 Nova Scotia Company, its indirect wholly owned subsidiary organized under the laws of Nova Scotia, Canada, entered into a $2,081.3 million credit agreement with Bear Stearns Corporate Lending Inc., as Syndication Agent; Wachovia Bank, National Association, and General Electric Capital Corporation, as Co-Documentation Agents; GE Canada Finance Holding Company, as Canadian Administrative Agent; National City (Canadian Branch of National City Bank), as Canadian Syndication Agent; Fifth Third Bank, as Canadian Documentation Agent; and KeyBank National Association, as Administrative Agent and Collateral Agent and certain “Lenders” party thereto (the “Credit Agreement”). The Credit Agreement amends and restates in its entirety the Credit Agreement entered into by Cedar Fair, L.P., 3147010 Nova Scotia Company and certain financial institutions as of June 30, 2006 and amended and restated as of August 29, 2006.
The credit facilities provided under the Credit Agreement include a $1,467.6 million U.S. term loan, $310.0 million in U.S. revolving loan commitments, a $268.7 million Canadian term loan and $35.0 million in Canadian revolving loan commitments. The term loans bear interest at either a rate based on the London interbank offered rate plus a margin of 2.00% or a rate based on the prime rate announced from time to time by KeyBank National Association plus a margin of 1.00%. Loans made under the revolving loan commitments bear interest at either a rate based on the London interbank offered rate plus a margin ranging from 1.75% to 2.50% or a rate based on the prime rate announced from time to time by KeyBank National Association plus a margin ranging from 0.75% to 1.50%. Loans made under the Canadian revolving commitments may also bear interest at a rate based on the Canadian Prime Rate plus a margin ranging from 0.75% to 1.50%. The Credit Agreement also provides for the issuance of documentary and standby letters of credit. The U.S. term loan matures on August 30, 2012; the Canadian term loan matures on February 17, 2012; and the U.S. revolving commitments and the Canadian revolving commitments expire on August 30, 2011.
Certain of the lenders party to the Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, for Cedar Fair, L.P. and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.
The foregoing description of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
The Credit Agreement described in Item 1.01, above, amends and restates in its entirety the Credit Agreement entered into by and among Cedar Fair, L.P. and 3147010 Nova Scotia Company, Bear Stearns Corporate Lending Inc., as Syndication Agent; Wachovia Bank, National Association, and General Electric Capital Corporation, as Co-Documentation Agents; GE Canada Finance Holding Company, as Canadian Administrative Agent; National City (Canadian Branch of National City Bank), as Canadian Syndication Agent; Fifth Third Bank, as Canadian Documentation Agent; KeyBank National Association, as Administrative Agent and Collateral Agent; and certain “Lenders” party thereto as of June 30, 2006 as amended and restated as of August 29, 2006.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth under Item 1.01, above, is incorporated herein in by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits.

Exhibit No.	Description

10.1	$2,081,275 Credit Agreement among Cedar Fair, L.P., 3147010 Nova Scotia Company, and the several lenders and agents parties thereto dated as of February 15, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P. By: Cedar Fair Management, Inc., General Partner

By:	/s/ Peter J. Crage

Peter J. Crage Corporate Vice President, Finance and Chief Financial Officer
Date: February 22, 2007

Exhibit Index

Exhibit No.	Description

10.1	$2,081,275 Amended and Restated Credit Agreement among Cedar Fair, L.P., 3147010 Nova Scotia Company, and the several lenders and agents parties thereto dated as of February 15, 2007

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